Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated September 27, 2022, with respect to the consolidated financial statements of Aeluma, Inc. and Subsidiary appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022. Our report relating to the financial statements included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

November 22, 2022